UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2022

STEEL PARTNERS HOLDINGS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35493	13-3727655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 520-2300

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 12, 2022, Steel Partners Holdings L.P., a Delaware limited partnership (the “Company” or “Steel Partners”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Steel Connect, Inc., a Delaware corporation (“Steel Connect”), and SP Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Company (“Merger Sub” and, together with the Company and Steel Connect, each a “Party” and collectively the “Parties”) providing for the merger of Merger Sub with and into Steel Connect (the “Merger”), with Steel Connect surviving the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of the Company. The Company, directly and indirectly, exercises voting power over shares of the common stock, par value $0.01 per share, of Steel Connect (the “Steel Connect Common Stock”) and Series C Preferred Stock, par value $0.01 per share, of Steel Connect (the “Steel Connect Series C Preferred Stock”) collectively representing approximately 46.1% of the outstanding voting power of Steel Connect.

At the effective time of the Merger, (i) each issued and outstanding share of the Steel Connect Common Stock owned by Steel Connect or any of its wholly owned subsidiaries or by the Company or any of its wholly owned subsidiaries (collectively, “Excluded Shares”) will automatically be canceled and shall cease to exist, and no consideration shall be paid in respect thereof; and (ii) each issued and outstanding share of Steel Connect Common Stock (other than the Excluded Shares and any shares held by dissenting holders) will be converted into the right to (a) receive $1.35 in cash per share, without interest and subject to any withholding taxes (the “Per Share Cash Merger Consideration”) and (b) one contingent value right to receive, subject to the terms of the ModusLink CVR Agreement (described below), the ModusLink CVR Payment Amount as provided in the Merger Agreement (such right, a “ModusLink CVR” and, together with the Per Share Cash Merger Consideration, the “Per Share Merger Consideration”); and (iii) each issued and outstanding share of Steel Connect Common Stock converted into a right to receive the Per Share Merger Consideration (each, a “Converted Share” and collectively, the “Converted Shares”) shall automatically be canceled and shall cease to exist and the holders of certificates which immediately prior to the effective time of the Merger represented the Converted Shares (“Steel Connect Certificates”) shall cease to have any rights with respect to those shares, other than the right to receive the Per Share Merger Consideration with respect to each such share upon surrender of Steel Connect Certificates in accordance with the Merger Agreement.

Steel Connect’s Board of Directors, acting on the unanimous recommendation of the special committee of the Board of Directors (the “Special Committee”), and the Board of Directors of Steel Partner Holdings GP Inc., a Delaware corporation, and the general partner of the Company (“Steel Partners’ General Partner”) approved the Merger Agreement and the transactions contemplated by the Merger Agreement (such transactions, collectively, the “Transactions”) and resolved to recommend the stockholders adopt the Merger Agreement and approve the Transactions The Special Committee, which is comprised solely of independent and disinterested directors of Steel Connect who are unaffiliated with Steel Partners, exclusively negotiated the terms of the Merger Agreement with Steel Partners, with the assistance of its independent financial and legal advisors.

The board of directors of Steel Connect (the “Steel Connect Board”) has adopted resolutions (i) determining that the terms of the Merger Agreement and the Merger and the Transactions are advisable, fair to and in the best interest of Steel Connect and the holders of capital stock of Steel Connect (other than holders of Excluded Shares), and (ii) authorizing, approving and declaring advisable, the Merger Agreement, the form and terms of the Merger Agreement and the Transactions.

Steel Partners’ General Partner adopted resolutions (i) determining, in its sole discretion, that the ownership and acquisition of Steel Connect Common Stock, the Merger Agreement, the ModusLink CVR Agreement and the Transactions are business activities approved pursuant to Section 2.4 of the Ninth Amended and Restated Agreement of Limited Partnership of Steel Partners dated as of June 1, 2022 (the “LP Agreement”) and necessary and appropriate to the conduct of the business of Steel Partners pursuant to Section 7.1(a) of the LP Agreement, and (ii) authorizing, approving and adopting the foregoing determinations, the Merger Agreement, the ModusLink CVR Agreement and the Transactions.

The Merger Agreement contains representations, warranties and covenants of the Parties that are customary for transactions of this type. Until the closing of the Merger, the Company and Steel Connect have agreed, subject to certain exceptions, to use its commercially reasonable efforts to conduct their respective businesses in the ordinary course consistent with past practice. The Parties are required to use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable laws to consummate the Transaction.

The Merger Agreement includes a “go-shop” period that expires at 11:59 p.m. Eastern time on July 12, 2022, during which Steel Connect may actively solicit and consider alternative acquisition proposals. There can be no assurances that the “go-shop” process will result in a superior proposal, and Steel Connect does not intend to communicate developments regarding the process unless and until Steel Connect determines that additional disclosure is required or desirable.

The closing of the Merger is subject to certain customary conditions, including the accuracy of the representations and warranties of, and compliance with covenants by, each of the Parties to the Merger Agreement, as well as adopting of the Merger Agreement by holders of a majority of the outstanding shares of Steel Connect Common Stock not owned by affiliates of Steel Connect or the Company. There can be no assurance that these closing conditions will be satisfied and that the Parties will be able to consummate the Merger or the Transactions. In addition, the Merger Agreement contains certain termination rights that are customary for a transaction of this type, including, for example, if the Merger has not been consummated by December 9, 2022 (the “Outside Date”), subject to certain limitations. The Merger Agreement further provides that upon the termination of the Merger Agreement under certain circumstances, Steel Connect shall pay, or cause to be paid, to the Company a termination fee equal to $1,500,000 and to reimburse the expenses of the Company up to $1,000,000. The closing of the merger is not subject to a financing condition, and is expected to occur in the second half of 2022.

Voting and Support Agreement

In connection with the Merger Agreement, the Company, Steel Connect, Handy & Harman Ltd., a Delaware corporation (“Handy”), WHX CS Corp., a Delaware corporation (“WHX”), Steel Partners, Ltd., a Delaware corporation (“SPL”), SPH Group LLC, a Delaware limited liability company (“SPH”), SPH Group Holdings LLC, a Delaware limited liability company (“SPH Holdings”), Steel Partners Holdings GP Inc., a Delaware corporation (“GP”), Steel Excel Inc., a Delaware corporation (“SXL”), Warren G. Lichtenstein, an individual (“Lichtenstein”), and Jack L. Howard, an individual (“Howard”, and together with Handy, WHX, SPL, SPH, SPH Holdings, GP, SXL and Lichtenstein, the “Stockholders” and each a “Stockholder”) entered into a Voting and Support Agreement, dated as of June 12, 2022 (the “Support Agreement”). Per the terms and conditions set forth in the Support Agreement, each Stockholder has agreed to vote, or cause to be voted, all shares of Steel Connect Common Stock and Steel Connect Series C Preferred Stock beneficially owned by each such Stockholder (representing an aggregate of approximately 49.8%of Steel Connect’s total outstanding voting power as of June 12, 2022) for the adoption of the Merger Agreement and any alternative acquisition agreement approved by the Company Board (acting on the recommendation of the Special Committee).

Contingent Value Rights Agreement

In connection with the closing of the Merger, the Company, Steel Connect, and a rights agent to be determined thereunder (“Rights Agent”) and a shareholder representative to be determined thereunder, in its capacity as the Shareholder Representative, will enter into a Contingent Value Rights Agreement (the “ModusLink CVR Agreement”), substantially in the form attached to the Merger Agreement. In accordance with the ModusLink CVR Agreement, holders of Steel Connect Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than Excluded Shares and shares held by dissenting holders) will receive in respect of each such share one ModusLink CVR with the right to receive the a pro rata share of net proceeds, to the extent such net proceeds exceed $80 million plus certain related costs and expenses, if Steel Connect’s ModusLink subsidiary is sold during the two-year period following completion of the Merger.

The ModusLink CVRs represent a contractual right only and will not be transferable except in the limited circumstances specified in the ModusLink CVR Agreement. The ModusLink CVRs will not be evidenced by certificates or any other instruments and will not be registered with the Securities and Exchange Commission (the “SEC”). The ModusLink CVRs do not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the ModusLink CVRs to any holder. In addition, the ModusLink CVRs shall not represent any equity or ownership interest in Steel Connect, the Company or any of their affiliates, or in any constituent company to the Merger.

The foregoing descriptions of the Merger Agreement, the Support Agreement and the ModusLink CVR Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 2.1, the Support Agreement, which is attached to this Form 8-K as Exhibit 10.1, and the ModusLink CVR Agreement, which is attached to this Form 8-K as Exhibit 10.2, respectively, and are incorporated herein by reference. The Merger Agreement and the Support Agreement have been attached to provide investors with information regarding its terms. The terms and information therein should not be relied on as disclosure about the Company without consideration of the reports that the Company files with the SEC. The terms of the Merger Agreement, the Support Agreement and the ModusLink CVR Agreement (which will be executed at the time of the Merger) govern the contractual rights and relationships, and allocate risks, among the parties thereto in relation to the Merger. In particular, the representations and warranties made by the Parties to each other in the Merger Agreement have been negotiated among the Parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. The Company does not undertake any obligation to release publicly any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

Item 7.01 Regulation FD Disclosure.

The joint press release of the Company and Steel Connect, dated June 13, 2022, announcing entry into the Merger Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of June 12, 2022, by and among Steel Connect, Inc., Steel Partners Holdings L.P. and SP Merger Sub, Inc..
10.1	Voting and Support Agreement, dated as of June 12, 2022, by and among Steel Connect, Inc., Steel Partners Holdings L.P., Handy & Harman Ltd., WHX CS Corp., Steel Partners, Ltd., SPH Group LLC, SPH Group Holdings LLC, Steel Partners Holdings GP Inc., Steel Excel Inc., Warren G. Lichtenstein and Jack L. Howard.
10.2	Form of Contingent Value Rights Agreement
99.1	Joint Press Release, dated June 13, 2022 (furnished herewith).

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Steel Partners Holdings L.P. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Steel Partners Holdings L.P. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
	Name:	Jason Wong
	Title:	Chief Financial Officer

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